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                                                                    EXHIBIT 99.1



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                                 REVOCABLE PROXY

                      ULTRAMAR DIAMOND SHAMROCK CORPORATION

               Proxy Solicited on Behalf of the Board of Directors
                   for the Special Meeting on _________, 2001

The shareholder hereby appoints Timothy J. Fretthold and Todd Walker, and either of them, with full power of substitution and resubstitution, as proxies to represent and to vote all shares which the shareholder may be entitled to vote as of _________, 2001, the record date, at the Special Meeting of Stockholders of Ultramar Diamond Shamrock Corporation to be held on _____, 2001, and any adjournment thereof.

The items of business to be acted upon as set forth on the reverse side are listed in the Notice of Special Meeting and described in the Proxy Statement.

                               PLEASE ACT PROMPTLY

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C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY  11735

VOTE BY INTERNET -- www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL --

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Ultramar Diamond Shamrock Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

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TO VOTE, MARK BLOCKS BELOW IN                UDSC09 KEEP THIS PORTION FOR YOUR
BLUE OR BLACK INK AS FOLLOWS:                RECORDS

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THIS PROXY CARD IS VALID ONLY                DETACH AND RETURN THIS PORTION ONLY
WHEN SIGNED AND DATED.



ULTRAMAR DIAMOND SHAMROCK CORPORATION

Vote On Adoption of the Merger Agreement:


For                Against          Abstain
[ ]                [ ]              [ ]

*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

The Board of Directors recommends a vote FOR adoption of the Merger Agreement. You may specify your choices on the items by marking the appropriate boxes. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

Please be sure to sign and date this Proxy in the boxes below.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



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Signature                Date                  Signature (Joint Owners)     Date